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                       REGISTRATION RIGHTS AGREEMENT

                                DATED AS OF

                             FEBRUARY 14, 1994

                                BY AND AMONG

                    AEROSOL SERVICES HOLDING CORPORATION

                                    AND

                               THE INVESTORS

                          THAT ARE PARTIES HERETO

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                       REGISTRATION RIGHTS AGREEMENT

           This Registration Rights Agreement is dated as of February 14,1994 and is by and among Aerosol Services Holding Corporation, a Delaware corporation (the "Company"), London Pacific Life & Annuity Company, a North Carolina joint stock life insurer, ASC Investment Partners, L.P., a Delaware limited partnership, Chase Manhattan Capital Corporation, a New York corporation, Hancock Venture Partners IV - Direct Fund L.P., a Delaware limited partnership, Jesus Arambula, Lorena Axthelm, Alan Bourgeois, John Dixon, Howard C. Lim, Walter K. Lim, Richard Mirabile, Linda Storms, Elaine Suderno, and Harry Wu (each an "Investor" and, together, the "Investors").

   1. BACKGROUND. Each Investor is the holder of shares of the Company's Common Stock or Warrants to purchase shares of the Company's Common Stock. Each Investor and any Transferee of Common Stock or Warrants held by an Investor shall be referred to herein as a "Holder." The term "Holder" as used herein includes both the singular and the plural.

   2.   REGISTRATION

        2.1  Incidental Registration.

             (a) If at any time the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), whether or not for sale for its own account, on a form and in a manner which would permit registration of shares of Common Stock for sale to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of a Holder (a "Participating Holder") delivered to the Company within 30 days after the giving of any such notice (which request shall specify the shares of Common Stock intended to be disposed of by such Participating Holder and the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all shares of Common Stock which the Company has been so requested to register by Participating Holders to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares of Common Stock so to be registered, PROVIDED THAT:

                  (i) if, at any time after giving such written notice of its intention to register any of its Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Participating Holders and thereupon shall be relieved of its obligation to register any shares of Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses already incurred in connection therewith as provided in subdivision (b) of this Section 2. 1);

                  (ii) the Company shall not be obligated to effect any registration of shares of Common Stock under this Section 2.l incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans pension plans or other employee benefit plans; and

                  (iii) the Company shall not be obligated to effect any registration of shares of Common Stock to the extent such shares are validly excluded from an underwritten distribution pursuant to Sections 2.2(b) and 2.2(c) of this Agreement.

             (b) The Company will pay all Registration Expenses in connection with each registration of shares of Common Stock requested by Participating Holders pursuant to this Section 2.1. The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Section 2 including, without limitation, all registration and filing fees; all costs incurred in connection with listing the Common Stock on any stock exchanges or with any market systems; all fees and expenses of complying with securities or blue sky laws; all printing expenses; the fees and disbursements of counsel for the Company, its independent public accountants, the underwriters (exclusive of underwriting discounts and commissions) and any other persons retained by the Company including the expenses of any special audits required by or incident to such performance and compliance; the reasonable fees and disbursements of one counsel for the Holders as a group, which counsel shall be chosen by the Participating Holders holding a majority of the shares of Common Stock (other than shares being sold for the Company's own account) to be sold in connection with the registration; and any allocation of Company personnel or other general overhead expenses of the Company or other expenses for the preparation of financial statements or other data prepared by the Company. Registration Expenses shall not include underwriting discounts and commissions and applicable transfer taxes, if any, payable pro rata with respect to all shares included in the distribution; each Holder shall bear its pro rata portion of such discounts, commissions and taxes.

        2.2  Registration Procedures

             (a) When the Company is required to effect the registration of any shares of Common Stock under the Securities Act as provided in
 Section 2.1, the Company will as expeditiously as possible:

                  (i) prepare and (in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form with respect to such shares of Common Stock and use its best efforts to cause such registration statement to become effective as promptly as practicable;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement until the earlier of: (a) such time as all of such shares of Common Stock have been disposed of in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement; or (b) the expiration of nine months after such registration statement becomes effective;

                  (iii) furnish to all Participating Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as any Participating Holder may reasonably request;

                  (iv) use its best efforts to register or qualify all shares of Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories as any Participating Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of their shares of Common Stock covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) furnish to each Participating Holder a signed counterpart, addressed to such Participating Holder, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and its accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as any Participating Holder may reasonably request;

                  (vi) immediately notify the Participating Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any Participating Holder prepare and furnish to such Participating Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares of Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

 The Company may require any Participating Holder, when any registration is being effected, to furnish the Company such information regarding such Participating Holder and the distribution of the securities as the Company may from time to time request in writing for inclusion in the applicable registration statement as required by law or by the Commission in connection therewith.

             (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.1, and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by any Participating Holder or Holders, arrange for such underwriters to include the shares of Common Stock held by such Participating Holder or Holders among those securities to be distributed by or through such underwriters; provided, however, that if the underwriters shall determine as provided in Section 2.3(c) that the inclusion of all or a specified portion of such shares would adversely affect such offering, the Participating Holders shall have its or their shares (or the specified portion thereof) excluded from such underwritten offering. The Participating Holders on whose behalf such shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Participating Holders.

             (c) If a Participating Holder has requested inclusion of shares of Common Stock in an underwritten offering, such shares may be excluded only if all of the following conditions are met:

                  (i) the managing underwriter shall have determined (and shall have advised the Participating Holders in writing) that, in its opinion, the registration and distribution of all or a specified portion of the Common Stock as part of the proposed distribution of securities by the underwriters will materially and adversely affect the distribution of such securities (such opinion to state the reasons therefor); and

                  (ii) the Company and the underwriters shall exclude from the proposed offering on a pro-rata basis any securities offered by officers, directors or other shareholders of the Company (determined in proportion to the number of shares sought to be included by each such person in the offering).

             (d) If any registration pursuant to Section 2.1 shall be in connection with an underwritten public offering, the Holders agree, if so timely required in writing by the managing underwriters and if all other officers, directors, 10% shareholders (determined as provided in Commission Rule 16a-2) and other persons selling shares in the offering also agree to be so bound, not to effect any public sale or distribution of shares of Common Stock (other than as part of such underwritten public offering) within the period commencing seven days prior to the effective date of such registration statement and ending the earlier of (i) 120 days after the effective date of such registration statement and (ii) the date on which all securities under such registration statement are sold.

        2.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering shares of Common Stock under the Securities Act, the Company will give each Participating Holder and its underwriter, if any, and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any Participating Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        2.4  Indemnification

             (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2. l, the Company will, and hereby does, indemnify and hold harmless each Participating Holder, its directors and officers, and each other person, if any, who controls such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and costs of investigation), joint or several, to which such Participating Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Participating Holder, and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to such an indemnified person in any such case to the extent (but only to the extent) that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or any documents incorporated by reference in any of the above in reliance upon and in conformity with written information furnished by such indemnified person to the Company which written information specifically states that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, or controlling person and shall survive the transfer of such securities by the Participating Holder.

             (b) The Company may require as a condition to including any shares of Common Stock in any registration statement filed pursuant to subdivision 2.2(a)(i), that the Company shall have received an undertaking satisfactory to it from a Participating Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.4) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto or any documents incorporated by reference in any of the above, if such statement or omission was made solely in reliance upon and in conformity with written information furnished to the Company by such Participating Holder which written information specifically states that it is for use in the preparation of such registration statement, or any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Participating Holder; provided, however, that to the extent permitted by law, a Participating Holder's liability hereunder shall not exceed the aggregate net offering proceeds received by such Participating Holder from the sale of such shares.

             (c) If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or action in respect thereof referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participating Holders agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section, in no event shall the amount contributed by any Participating Holder of shares exceed the aggregate net offering proceeds received by such Participating Holder from the sale of such shares. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled (i) to contribution from any person who is not guilty of such fraudulent misrepresentation, or (ii) to the benefits of the preceding sentence.

             (d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.4. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties (and the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection therewith). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full and final release from all liability in respect to such claim or litigation.

             (e) Indemnification similar to that specified in the preceding subdivisions of this Section 2.4 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of such shares of Common Stock under any federal or state law or regulation of governmental authority other than the Securities Act.

   3.   GENERAL

        3.1 Rule 144 and 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of the Holder, make publicly available other information necessary to comply with Rule l44(c)and Rule 144A, as applicable), and will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder, the Company will deliver to the Holder (i) a verified, written statement of the President or Chief Financial Officer as to whether it has complied with such requirements;
 (ii) if applicable, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holder may reasonably request to avail itself of Rule 144, 144A or any other rule or regulation of the Commission allowing the Holder to sell Common Stock without registration.

        3.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of seventy-five percent (75%) of the Common Stock (assuming exercise of all Warrants) entitled to registration rights under this Agreement; provided, however, that no such amendment or waiver may adversely and disparately affect a Holder unless such Holder has consented to such amendment or waiver.

        3.3 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage prepaid, addressed, if to the Holder in the manner set forth in the stock records of the Company, or at such other address as the Holder shall have furnished to the Company in writing, or, if to the Company, to the attention of its Secretary, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holder.

        3.4 Adjustments. This Agreement shall apply to any shares of capital stock or Warrants of the Company or any other entity issued to the Holder with respect to, upon exercise or conversion of, or in exchange for, any shares of Common Stock or any Warrants held by the Holder, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other organization or otherwise, except for shares of capital stock which have been distributed by the Holder to the public pursuant to a registration statement or Rule 144 (or any successor provision) under the Securities Act. Nothing in this Agreement shall entitle any Holder to register Warrants or to require the Company to do so.

        3.5 Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. This Agreement embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall terminate on the tenth anniversary of the date hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                ASC INVESTMENT PARTNERS, L.P.
                                a Delaware limited Partnership
                                  By Its General Partner, The Gordon
                                    + Morris Group


                                By:  /s/ Bruce N. Lipian
                                   ----------------------------------------
                                Title:  Vice President
                                   ----------------------------------------


                                CHASE MANHATTAN CAPITAL CORPORATION
                                a New York Corporation


                                By:  /s/ Christopher C. Behrens
                                   ----------------------------------------
                                Title:  Vice President


                                HANCOCK VENTURE PARTNERS IV - DIRECT FUND L.P., a Delaware limited Partnership


                                By:  /s/ Robert Wadsworth
                                   ----------------------------------------
                                Title:  Authorized Officer


                                LONDON PACIFIC LIFE & ANNUITY COMPANY,
                                a North Carolina joint stock life insurer


                                By:  /s/ Susan Y. Gressel
                                   ----------------------------------------
                                Title:  Vice President and Treasurer



                                AEROSOL SERVICES HOLDING CORPORATION
                                a Delaware corporation


                                By:  /s/ Howard C. Lim
                                   ----------------------------------------
                                Title:  Chief Financial Officer


                                /s/ Jesus Arambula
                                -------------------------------------------
                                JESUS ARAMBULA

                                /s/ Lorena Axthelm

                                -------------------------------------------
                                LORENA AXTHELM

                                /s/ Alan Bourgeois
                                -------------------------------------------
                                ALAN BOURGEOIS

                                /s/ John Dixon
                                -------------------------------------------
                                JOHN DIXON

                                /s/ Howard C. Lim
                                -------------------------------------------
                                HOWARD C. LIM

                                /s/ Walter K. Lim
                                -------------------------------------------
                                WALTER K. LIM

                                /s/ Richard Mirabile
                                -------------------------------------------
                                RICHARD MIRABILE

                                /s/ Linda Storms
                                -------------------------------------------
                                LINDA STORMS

                                /s/ Elaine Suderno
                                -------------------------------------------
                                ELAINE SUDERNO

                                /s/ Harry Wu
                                -------------------------------------------
                                HARRY WU